EXHIBIT 4.14

                            U.S. WIRELESS DATA, INC.

               8.5% SECURED PROMISSORY NOTE DUE SEPTEMBER 9, 1998

THE SECURITIES REPRESENTED BY THIS NOTE AND ANY SECURITIES THAT MAY BE ISSUED UPON CONVERSION OF THIS NOTE HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AS OF THE TIME OF ISSUANCE OF SUCH SECURITIES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


$250,000                                                 Emeryville, California
                                                                   June 26, 1998


         FOR VALUE RECEIVED, the undersigned, U.S. WIRELESS DATA, INC., (the "Company" or the "Payor"), a corporation organized and existing under the laws of the State of Colorado, hereby promises to pay to RBB Bank Aktiengesselschaft (the "Payee") or its registered assigns, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000) plus accrued interest (computed on the basis of actual days elapsed and a 360-day year consisting of twelve 30-day months) on the unpaid principal balance from the date of this Note at the rate of Eight and One/Half Percent (8.5%) per annum on or before September 9, 1998 (subject to the earlier conversion pursuant to a separate agreement that may be entered into between the parties, as described in the Note Purchase Agreement of even date herewith).

         If payable, payments of principal and interest are to be made at the address of the Payee on the books of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is issued pursuant to a Note and Warrant Purchase and Security Agreement dated as of June 26, 1998, between the Company and the Payee, (the "Purchase Agreement") and is subject thereto and entitled to the benefits thereof. Reference is hereby made to the Purchase Agreement and the terms and conditions of this Note are subject in every respect to the terms and conditions of the Purchase Agreement.

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         Upon surrender of this Note for conversion or registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount or, in the case of a conversion, a certificate for the appropriate number of shares of the Company's Series B Convertible Preferred Stock, will be issued to, and registered in the name of, the holder or a permitted transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is secured by certain assets of the Company as stated in the Purchase Agreement and each holder of this Note, by accepting such Note, agrees that such security interest is limited to the extent set forth in the Purchase Agreement.

         This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only as provided in the Purchase Agreement.

         In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the principal and accrued interest of this Note may be declared immediately due and payable in the manner and with the effect provided in the Purchase Agreement.

         This Note may be prepaid in full (including accrued and unpaid interest to the date of such prepayment) at any time prior to its due date, without penalty to the Company.

         The Company hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and diligence, and agrees that the holder hereof may extend the time for payment or accept partial payment without discharging or releasing the Company.

         This Note shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF the Payor has caused this Note to be executed and delivered as an instrument by its duly authorized representative as of the date set forth above.


                                           U.S. WIRELESS DATA, INC.


                                     By:  /s/ Robert E. Robichaud
                                          -----------------------

                                     Its:  Chief Financial Officer